Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund From an Underwriting Syndicate in which an Affiliate is a Member)
January 1, 1999 through April 30, 1999



                                   Date of                                                    Price Per     Total
        Portfolio (Buyer)          Offering                Security                 Shares      Share       Value
MSDWUF Asian Equity
                                  04/29/1999Allgreen Properties Ltd                 57,000      1.03      $58,710
                                  03/26/1999Korea Electric Power                    13,300     12.00      $159,600

MSDWUF Emerging Markets Debt
                                  01/07/1999Philippines Republic Global Bond - 9.3  250,000     0.98      $245,795

MSDWUF Emerging Markets Equity
                                  03/26/1999Korea Electric Power                    38,890     12.00      $466,680

MSDWUF Equity Growth
                                  05/10/1998Swisscom                                  930      252.77     $235,076
                                  02/05/1999L-3 Communications Holdings              1,700     42.00      $71,400
                                  02/05/1999Modem Media Poppe Tyson, Inc.             200      16.00       $3,200
                                  02/10/1999Safeway Inc                              5,900     52.69      $310,856
                                  02/10/1999Prodigy Communication Corp.               400      15.00       $6,000
                                  01/15/1999Marketwatch .Com Inc.                     200      17.00       $3,400
                                  01/20/1999Keebler Foods Co.                        3,000     33.44      $100,313
                                  01/21/1999Nvidia                                    400      12.00       $4,800
                                  01/28/1999Entercom Communications Corp.            1,800     22.50      $40,500
                                  01/29/1999Smith-Gardner & Associates                400      12.00       $4,800
                                  02/01/1999MedE America Corp.                        100      13.00       $1,300
                                  02/01/1999Perot Systems Corp.                       100      16.00       $1,600
                                  02/03/1999American Tower Corp.                     4,700     25.00      $117,500
                                  02/18/1999Vignette                                  100      19.00       $1,900
                                  02/19/1999Webtrends                                 100      13.00       $1,300
                                  02/24/1999Lowe's Companies                         1,300     58.00      $75,400
                                  03/05/1999Neon Systems                              200      15.00       $3,000
                                  03/22/1999Autoweb.com                               200      14.00       $2,800
                                  03/26/1999Autobytel.com                             500      23.00      $11,500
                                  03/30/1999ZD Net Inc.                               800      19.00      $15,200
                                  04/29/1999Mpath Interactive                         600      18.00      $10,800
                                  04/29/1999Marimba                                   400      20.00       $8,000

MSDWUF International Magnum
                                  04/29/1999Allgreen Properties Ltd                 10,000      1.03      $10,300

MSDWUF Mid Cap Value
                                  02/22/1999The Corporate Executive Board Company     600      19.00      $11,400
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






        Portfolio (Buyer)         % of Offer        Underwriter or Dealer         Total Units
                                  Purchased          from Whom Purchased            Offered
MSDWUF Asian Equity

                                       0.02%               DBS BANK               250,000,000
                                       0.02%              Ing Baring               62,800,000
MSDWUF Emerging Markets Debt

                                       0.01%             J.P. MORGAN              5,000,000,000
MSDWUF Emerging Markets Equity

                                       0.06%              Ing Baring               62,800,000
MSDWUF Equity Growth

                                       0.01%             J.P. Morgan               17,253,872
                                       0.02%            CSFirst Boston              9,250,000
                                       0.01%              Montgomery                2,600,000
                                       0.03%             J.P. Morgan               19,750,000
                                       0.01%             Furman Seltz               8,000,000
                                       0.01%           DLJ, Alex Brown              2,750,000
                                       0.02%Lehman, Merrill Lynch, CSFB, DLJ, Warb 16,200,000
                                       0.01%          Hambreacht & Quist            3,500,000
                                       0.02%           CS First Boston             10,850,000
                                       0.01%              Soundview                 4,410,000
                                       0.00%             Smith Barney               4,166,667
                                       0.00%             Bear Stearns               5,500,000
                                       0.02%      Merril Lynch, Smith Barney       19,300,000
                                       0.00%            Dain Bosworth               3,500,000
                                       0.00%            Dain Bosworth               3,000,000
                                       0.03%              Prudential                4,800,000
                                       0.01%                 DLJ                    2,500,000
                                       0.00%          Hambreacht & Quist            5,000,000
                                       0.01%       Alex Brown & Sons, Inc.          4,500,000
                                       0.01%            Goldman Sachs              10,000,000
                                       0.02%          Robertson Stephens            3,900,000
                                       0.01%         Wasserstein Barrella           4,000,000
MSDWUF International Magnum

                                       0.00%               DBS BANK               250,000,000
MSDWUF Mid Cap Value

                                       0.01%Smith, Barney, Harris, Upham & Co., In  8,187,200


* All transactions were completed in accordance with Rule 10f-3 and Board -approved Rule 10f-3 procedures.
** Please note that this Rule 10f-3 transaction was inadvertently omitted from the schedule included in the September, 1998 Board Book.